Exhibit 10(aw)

Two Year Form

TECHNICAL INFORMATION & NON-COMPETITION AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into as of this 01 day of April, 2015, between Invacare Corporation, an Ohio corporation, or any subsidiary or affiliate thereof now existing or existing at any time while Employee (as hereinafter defined) is employed or any successor-in-interest thereto (“Employer”) and Matthew E. Monaghan (“Employee”). This Agreement is meant to supersede and replace the prior Technical Information and Non-Competition Agreement and any and all other agreements entered into and related to post-employment competition.

1.	DEFINITIONS: As used herein the following words have the meanings specified:

(a)    “Intellectual Property” means designs, derivations, works of authorship, discoveries, improvements, innovations and ideas, or any other intellectual property right, whether or not patentable or copyrightable or otherwise registrable, relating to any part of the business or activities of Employer, including without limitation, novel or improved products, processes, machines, promotional or advertising materials, schemes and other manufacturing and sales techniques.

(b)    “Confidential Information” means financial information, marketing strategies, pricing policies or characteristics, user identification, passwords, computer software, screens, user interfaces, system designs and documentation, supplier information, customer information, product information or specifications, designs, drawings, plans or alterations, manufacturing, testing or assembly processes, costs of materials, business or business prospects, proposals, codes, research, reports, investigations, Intellectual Property, equipment, compositions, technology, formulas, trade secrets, know-how, research and development programs, sales methods, costs of production and overhead, and other confidential, technical or business information and data or other information of similar character which relate to Employer, its business or Employee’s employment.

(c)    “Competitor” means any person, firm or organization (and/or parent, subsidiary or affiliate thereof) engaged in or about to become engaged in research on, or the production and/or sale or distribution of any Competitive Product.

(d)    “Competitive Product” means a product which is similar to or competitive with a product manufactured and/or sold by Employer, or with respect to which Employer has conducted research, during the three (3) years immediately preceding termination of Employee’s employment.

2.    OBLIGATIONS OF EMPLOYEE: Employee is employed with or desirous of being employed by Employer in a capacity such that Employee has access to or expects to become informed of Confidential Information. In consideration of and as part of the terms of Employee’s employment by Employer and the payment of compensation to him/her by Employer, Employee agrees as follows:

(a)    Ownership of Intellectual Property: With respect to all Intellectual Property made, created or conceived by Employee, either alone or jointly with others, during or arising out of his or her employment with Employer or, based upon or derived from Confidential Information, all such Intellectual Property shall be the sole property of Employer and Employee agrees:

(I)    to promptly disclose in writing any such Intellectual Property to Employer;

(II)    to treat such Intellectual Property as the trade secrets and Confidential Information of Employer;

(III)    not to disclose such Intellectual Property to anyone; and

(IV)    not to use any such Intellectual Property for any other purpose other than in connection with Employee’s employment or for Employer’s sole benefit.

(b)    Assignment and Protection of Ownership Rights. Except as listed at the end of this Section 2(b), Employee hereby assigns to Employer all of his or her right, title and interest in and to any such Intellectual Property and to any and all patents or applications (design or otherwise), trademarks or service marks or applications therefor, copyright registrations or applications based thereon or any other Intellectual Property right. Employee agrees to execute, without further consideration, all documents requested by Employer:
(I)    to vest full title in the invention, design, discovery, derivation, improvement or work of authorship in Employer; and
(II)    to enable Employer to seek, register, maintain or enforce patent, design, copyright or other intellectual property protection thereon anywhere in the world.
Employee acknowledges and agrees that each work of authorship created by him or her and relating to Employee’s employment has been prepared for Employer as a work for hire. Employee agrees that in the event that any such work is not considered a work for hire under U.S. Copyright Law, Employee hereby assigns all copyrights in and to such work of authorship to Employer.
List of Intellectual Property excepted from this Section 2(b): ___________________________________________________________ (If none, so indicate).

(c)    Representations Regarding Deliverables. Employee represents and warrants that:

(I) all work products, deliverables, services, products and all other Intellectual Property delivered to Employer by Employee in connection with Employee’s performance of Employee’s work for Employer (“Deliverables”) do not infringe any Intellectual Property rights of any third parties and are not based on any Confidential Information of any third parties;

(II) that Employee has all rights necessary to provide such Deliverables to Employer under the terms of this Agreement;

(III) that such Deliverables are the original works of the Employee;

(IV) that such Deliverables do not belong to others; and

(V) that employment with Employer does not violate any restrictive covenants in any agreement previously entered into by Employee.

(d)    Non-Disclosure of Confidential Information. Employee covenants and agrees that:
(I)    he or she will not transfer or disclose any Confidential Information;
(II)    Confidential Information will be kept confidential by Employee, will not be used in any manner which is detrimental to Employer, will only be used in connection with Employee’s employment, and will be safeguarded by Employee from unauthorized disclosure;
(III)    he or she will not copy Confidential Information in whole or in part or use all or any part of Confidential Information to, without limitation, reverse engineer, duplicate the function, sequence or organization of Confidential Information for any purpose without the prior written permission of Employer; and

(IV)    he or she will not use or disclose the confidential information or trade secrets of any other company or entity, including, without limitation, vendors, customers or former employers, without their written authorization.

(e)    Exclusions from Confidential Information. Employee will not be prevented from using or disclosing Confidential Information:
(I)    which Employee can demonstrate, by written records, was known to Employee before the disclosure to Employee by Employer or observation of Confidential Information by Employee; or

(II)    which is now, or becomes in the future, public knowledge other than by breach of this Agreement by Employee; or

(III)    which is lawfully obtained by Employee from a source independent of Employer, which source was lawfully in possession of the Confidential Information and which source had the unrestricted right to disclose or display the Confidential Information to Employee; or

(IV)    which is required by order of a court or regulatory authority having competent jurisdiction to be disclosed, provided that Employee shall inform Employer of the requirement for disclosure, shall permit Employer to attempt, by appropriate legal means, to limit such disclosure and Employee shall use appropriate efforts to limit the disclosure and maintain confidentiality to the extent possible.

(V)    which was independently developed by Employee without any use, knowledge or benefit of Confidential Information.

The confidentiality and non-use obligations of Employee with respect to Confidential Information under the terms of this Agreement shall remain in effect after termination of employment and until such Confidential Information is no longer confidential or proprietary to Employer or no longer nonpublic.

(f)    Return of Information. Immediately upon Employer’s request, Employee will return to Employer all Confidential Information and all memoranda, notes, records, reports, photographs, drawings, plans, papers and all other documents made or compiled by Employee or made available to him or her during the course of his or her employment, or copies, reproductions or abstracts thereof, whether or not such documents contain Confidential Information, and/or Employee will destroy, and certify to Employer as to such destruction, all Confidential Information and other materials.

(g)    Post-Employment Non-Competition. For a period of two (2) years following the date Employee ceases to work for Employer, Employee shall not, anywhere in the world in which Employer conducts business activity, directly or indirectly, on his or her own behalf or on behalf of any other person or entity, render services or act as an officer, director, partner, agent, consultant or employee of, or otherwise assist any Competitor (excluding ownership of less than five percent (5%) of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market).

(h)    Post-Employment Non-Interference with Customer and Supplier Relationships. Employee covenants and agrees that he or she shall not, for a period of two (2) years following the date Employee ceases to work for Employer, directly or indirectly, on his or her own behalf or on behalf of any other person or entity, contact or do business with any customer or supplier of Employer with respect to any Competitive Product. This covenant applies to those customers and suppliers, and their respective affiliates, to which Employer has sold its products or services prior to the date Employee ceases to work for Employer, and those prospective customers and suppliers with which Employer has actively pursued sales or supply opportunities prior to the date Employee ceases to work for Employer.

(i)    Post-Employment Non-Recruitment. Employee agrees that Employer has and will invest substantial time and effort in acquiring and maintaining its workforce. Accordingly, Employee agrees that for a period of two (2) years following the date Employee ceases to work for Employer, Employee shall not: (I) hire away, or cause any other person or entity to hire away, any employee of Employer as of the date Employee ceases to work for Employer or, (II) directly or indirectly, on his or her own behalf or on behalf of any other person or entity, entice or solicit, or seek to induce or influence any such employee to leave his or her employment.

(j)    Disclosure of Conflicts of Interest. Employee agrees to promptly and fully disclose, and unless the Board of Directors of Employer consents, to refrain from engaging in, any activity which creates a conflict between Employee’s personal interests and the interests of Employer. Employee agrees and acknowledges that such conflicts may arise in the following illustrative situations as well as others: (I) ownership by Employee or by a relative of Employee of a substantial financial interest in any outside concern which does business with, or is a Competitor of Employer (except where such interest consists of an insubstantial percentage of a publicly owned corporation); (II) rendition of services to any outside concern, including Employee’s own or that of a close relative, which does business with, or is a Competitor of, Employer; (III) acceptance by Employee or a close relative of Employee of a gift (of more than token value), a loan (other than from an established financial institution), excessive entertainment, or other substantial favors from any outside concern which does business with, or is seeking to do business with, or is a Competitor of, Employer; (IV) representation of Employer in any transaction in which Employee has, or a close relative of Employee has, a substantial interest; (V) competition with Employer, directly or indirectly, in the purchase or sale of property or property rights or interest; and (VI) transaction of personal business with third persons in such a manner or under such circumstances as may cause the third person to believe he or she is dealing with Employer rather than Employee individually, such as by transacting personal business on stationery with Employer’s letterhead.

3.    REASONABLE RESTRICTIONS: Employer and Employee expressly agree that the restrictions and covenants contained in this Agreement are needed to protect the valuable business interests of Employer and are reasonable as to time and geographic scope because of the nature of Employer’s business and the location of its competitors.

4.    REMEDIES. Employee acknowledges that should he or she violate or threaten to violate any of the covenants contained in this Agreement, it will be difficult to determine the resulting damages to Employer. In addition to any other remedies Employer may have, Employer will be entitled to temporary or preliminary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage. Employer may elect to seek any remedy at its sole discretion on a case by case basis. Failure to seek any remedy in one case will not restrict Employer from seeking any other remedy in another case nor will such action constitute a waiver of any of Employer’s rights. The prevailing party in an action filed to seek enforcement of or damages from a breach of this Agreement will be entitled to recover its attorneys’ fees and expenses.
5.    AT-WILL EMPLOYMENT. Employee’s employment is at-will. Subject to Employer’s policies and practices, either Employee or Employer may terminate Employee’s employment at any time, with or without cause or reason. The relationship between Employee and Employer is and shall be specifically limited to an employer/employee relationship. As a result, nothing contained in this Agreement or relating to any past, present or future relationship of the parties shall be construed as creating a partnership, joint venture, trustee/beneficiary or other type of fiduciary or business relationship.
6.    CHOICE OF FORUM AND LAW: Employer has its world headquarters located in Lorain County, Ohio. The parties therefore agree that to the extent permitted by law, any action to enforce or seek a declaration of rights under this Agreement shall be filed in state court in Lorain County, Ohio or federal court in the Northern District of Ohio. Additionally, because the parties have significant contacts in Ohio, to the extent permitted by law, the laws of the State of Ohio shall govern the enforcement and interpretation of this Agreement.

7.    MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. This Agreement may be modified only by written agreement signed by both parties. If any one or more of the provisions of this Agreement shall be held invalid or unenforceable, then such paragraph or provision shall become divisible and shall be amended immediately to include only such term and area as shall be considered reasonable and enforceable by the court properly construing such provision. No waiver of a breach of any term or terms of this Agreement will be effective unless such waiver is in writing and signed by the non-breaching party. No waiver of any breach will be deemed a waiver of any other or subsequent breach. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. This Agreement may be assigned by Employer without Employee’s consent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Print Name: Matthew E. Monaghan

Signed: /s/ Matthew E. Monaghan
Employee Signature

Social Security Number: __________________

Employee Home Address:

______________________________________

______________________________________

______________________________________

Accepted for Employer this 1st day of April, 2015

INVACARE CORPORATION

By: /s/ Anthony C. LaPlaca

Title: SVP & General Counsel